News Release

Release Date:     Wednesday, June 28, 2006

Release Time:     Immediate

Contact:          Eric E. Stickels, Executive Vice President and
                  Chief Financial Officer

Phone:            (315) 366-3702

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  Oneida Financial Corp. Completes Acquisition of Benefits Consulting Company

ONEIDA, N.Y., June 28, 2006 /PRNewswire-FirstCall/ -- Oneida Financial Corp. (Nasdaq: ONFC) (the "Company") the parent of Oneida Savings Bank confirmed today the previously announced purchase of an employee benefits consulting and retirement plan administration firm located in Syracuse, New York. Oneida Savings Bank acquired the assets of BCG, LLC and will operate the business as a wholly-owned subsidiary doing business as Benefit Consulting Group, Inc.

Oneida Financial Corp's President and Chief Executive Officer, Michael R. Kallet said, "The addition of Benefit Consulting Group enables us to quickly enhance and expand our business services capabilities by promoting their services and expertise to our commercial clients, particularly those who currently look to us for business banking, employee benefits and insurance solutions." Oneida Savings Bank currently offers employee benefits and other insurance products and financial services through its subsidiary, Bailey & Haskell Associates, Inc. Kallet continued, "The acquisition of Benefit Consulting Group furthers Oneida Financial Corp.'s strategy to better serve small business and middle market commercial clients, and secures a leadership position providing creative solutions for Central New York businesses."

Commenting on behalf of BCG, LLC, John F. Catanzarita a principal in the firm said, "As part of Oneida Financial Corp., Benefit Consulting Group will have the resources and expertise of an organization that has complementary lines of business." Catanzarita continued, "The combination of three of Central New York's leading financial services providers will endow the Company with unique synergy opportunities. Clients will benefit from more choice as a result of a greater variety of services and products offered and more resources available from their trusted advisor."

Benefit Consulting Group, Inc. will operate as a wholly owned subsidiary of Oneida Savings Bank. Benefit Consulting Group currently serves more than 700 corporate and personal clients and offers employee benefit related services that are complementary to those provided by Oneida Savings Bank and Bailey & Haskell Associates Inc. Benefit Consulting Group provides design and consulting for retirement and employee welfare plans, administrative services for defined contribution and benefit plans, actuarial services, investment management, estate planning and human resource management services.

BCG, LLC was formed during 2004 through the combination of Retirement Income Services, Inc., Benefit Consulting Group LLC and Executive Advisory Group. Through the predecessor companies, BCG, LLC has been serving clients for over 20 years and currently employs 23 professionals. The financial terms of the transaction have not been disclosed Oneida Financial Corp. reported total assets at March 31, 2006 of $426.2 million and shareholders' equity of $54.3 million. Benefit Consulting Group, Inc. will join the Company's other wholly owned subsidiaries which include; The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank, State Bank of Chittenango, a state chartered limited-purpose commercial bank and Bailey & Haskell Associates, Inc., an insurance and financial services company. Oneida Savings Bank was established in 1866 and operates eight full-service banking offices in Madison and Oneida counties.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of Oneida Financial Corp. including, without limitations, statements relating to the earnings outlook of the Company. These forward- looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies;
(6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.